Exhibit 4.1

ANGEL STUDIOS, INC.

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE OFFERED SHARES.

THE OFFERED SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE OFFERED SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE INVESTOR IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE OFFERED SHARES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE OFFERED SHARES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 7(p). ANGEL STUDIOS, INC. IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING DOCUMENTS OR ANY OF THE OTHER MATERIALS PROVIDED BY ANGEL STUDIOS, INC. (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM ANGEL STUDIOS, INC. OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS PROVIDED PURSUANT TO RULE 255 OF REGULATION A, IF ANY) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF ANGEL STUDIOS, INC. AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE ISSUER, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE ISSUER’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ISSUER’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE ISSUER DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Subscription Agreement

CLASS C COMMON STOCK
ANGEL STUDIOS, INC.

The undersigned (the “Investor”) represents and understands that Angel Studios, Inc., a Delaware corporation, (the “Issuer”), is offering up to 1,410,256 shares of its Class C Common Stock (the “Offered Shares”), for $39.00 per share (the “Purchase Price”) in an offering pursuant to Tier II of Regulation A (the “Offering”) subject to Issuer’s Form 1-A SEC filing (the “Form 1-A”) (collectively, with all Exhibits thereto, the “Offering Documents”), each as may be amended. The Maximum Offering Amount is $55,000,000. The Minimum Investment Amount is $39.00 (1 share of Class C Common Stock). The Investor further understands that the Offering is being made without registration of the Offered Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction. Any term not defined in this Subscription Agreement shall have the meaning ascribed to it in the Form 1-A. The Offering will terminate on the earlier of (i) the date on which all of the Offered Shares offered have been issued or (ii) the close of business on the date one (1) year from the date the Offering Statement is qualified by the SEC, unless sooner terminated by the Issuer (collectively, the “Termination Date”). As the Issuer receives and accepts subscriptions for the Offered Shares, the Issuer will close on such accepted subscriptions (the “Initial Closing”) and, until the Termination Date, may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares. Until the Initial Closing, the proceeds for the offering will be kept in an escrow account described below.

This Subscription Agreement (this “Subscription Agreement”) relates to Investor’s agreement to purchase Offered Shares in the amount set forth on the Signature Page hereto, to be issued by the Issuer, subject to the terms, conditions, acknowledgements, representations and warranties stated herein and in the Offering Documents for the sale of the Offered Shares, as the same may be supplemented or amended. Capitalized terms used but not defined herein shall have the meanings given to them in the Form 1-A.

Investor understands that if Investor wishes to purchase Offered Shares, Investor must complete this Subscription Agreement and submit the applicable Purchase Price in accordance with the instructions set forth in the Offering Documents and on the Offering Site (defined herein). Investor understands that the purchase price per Offered Share is $39.00.

In order to induce the Issuer to accept this Subscription Agreement for Offered Shares and as further consideration for such acceptance, Investor hereby makes, adopts, confirms and agrees to all of the following covenants, acknowledgements, representations and warranties with the full knowledge that the Issuer and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement.

1.             Subscription. Subject to the terms and conditions hereof and the provisions of the Offering Documents, the Investor hereby irrevocably subscribes for the Offered Shares set forth on the signature page hereto in the aggregate purchase amount or price there indicated (the “Total Purchase Price”), which is payable as described in Section 4 hereof. The Investor acknowledges that the Offered Shares will be subject to restrictions on transfer as set forth in this Subscription Agreement. Investor understands that the Offered Shares are being offered pursuant to the Issuer’s Offering Statement on Form 1-A (including all amendments thereto) and its exhibits as filed with and qualified by the Securities and Exchange Commission (the “SEC”).

2.             Acceptance of Subscription and Issuance of Offered Shares. It is understood and agreed that the Issuer shall have the sole right, in its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Issuer only when Investor has received a confirmation of closed investment notice through the Angel Studios offering site at investinangel.com (the “Offering Site”). Subscriptions need not be accepted in the order received, and the Offered Shares may be allocated among subscribers.

3.             The Closing. As the Issuer receives and accepts subscriptions for the Offered Shares, the Issuer will close on such accepted subscriptions (the “Initial Closing”) and, until the Termination Date, may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares (the “Closing”), subject to the following conditions:

(a)           The Offering may not close for any individual subscriber until such subscriber’s identity is verified and approved with the issuer’s escrow facilitator (the “Escrow Facilitator”) and/or the broker-dealer (the “Broker-Dealer”), and their funds have cleared the escrow account (the “Escrow Account”).

(b)           The Offering may close in batches after the Initial Closing as requirements are met for any such batch of subscribers.

4.             Payment for and Delivery of Offered Shares. The Investor shall pay to the Issuer the Total Purchase Price at the time of entering into this Subscription Agreement. Investor may pay the Total Purchase Price by ACH, credit card, or wire transfer. Payment shall be submitted to the Escrow Facilitator and held by the Escrow Facilitator until such time that it is either refunded to the Investor or distributed to the Issuer. If payment is never received by the Escrow Facilitator, Investor’s subscription will be canceled. Once payment is received and accepted, the Investor will receive notice and evidence of the digital entry (or other manner of record) of the number of Offered Shares owned by the Investor reflected on the books and records of the Issuer and verified by the Issuer’s transfer agent.

5.             Termination. The Issuer may terminate this Subscription Agreement at any time and for any reason up until the time that Investor’s subscription is accepted.

6.             Representations and Warranties of the Issuer. As of the Closing, the Issuer represents and warrants that:

(a)           The Issuer is duly formed and validly existing under the laws of the state of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Issuer of its business as it is currently being conducted.

(b)           This Subscription Agreement, when executed and delivered by the Issuer, shall constitute the valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)           The Offered Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Subscription Agreement and the Offering Documents, will be validly issued, fully paid and non-assessable.

7.             Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Issuer that:

(a)           The Investor has the capacity to purchase the Offered Shares, enter into this Subscription Agreement and to perform all the obligations required to be performed by the Investor hereunder, and such purchase will not contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor.

(b)           The Investor is a resident of the state set forth on the signature page hereto and is not acquiring the Offered Shares as a nominee or agent or otherwise for any other person.

(c)           The Investor is a citizen of the United States of America and is not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

(d)           The Investor is at least eighteen (18) years of age.

(e)           The Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor purchases or sells the Offered Shares and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Investor is subject or in which the Investor makes such purchases or sales, and the Issuer shall have no responsibility therefor.

(f)            The Investor has received a copy of the Offering Documents. The Investor has not been furnished any offering literature other than the Offering Documents and has relied only on the information contained therein.

(g)           The Investor understands and accepts that the purchase of the Offered Shares involves various risks, including the risks outlined in the Offering Documents. The Investor represents that it is able to bear any loss associated with an investment in the Offered Shares.

(h)           The Investor confirms that it is not relying on any communication (written or oral) of the Issuer or any of its affiliates, as investment advice or as a recommendation to purchase the Offered Shares. It is understood that information and explanations related to the terms and conditions of the Offered Shares provided in the Offering Documents or otherwise by the Issuer or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Offered Shares, and that neither the Issuer nor any of its affiliates is acting or has acted as an advisor to the Investor in deciding to invest in the Offered Shares.

(i)            The Investor is familiar with the business and financial condition and operations of the Issuer, all as generally described in the Offering Documents. The Investor has had access to such information concerning the Issuer and the Offered Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Offered Shares.

(j)            The Investor understands that each of the Investor's representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(k)           The Investor acknowledges that the Issuer has the right in its sole and absolute discretion to abandon Offering at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect and the Issuer shall return the previously paid Total Purchase Price of the Offered Shares, without interest thereon, to the Investor.

(l)            The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Offered Shares or made any finding or determination concerning the fairness or advisability of this investment.

(m)          The Investor represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Issuer, as investment advice or as a recommendation to purchase the Offered Shares, it being understood that information and explanations related to the terms and conditions of the Offered Shares and the other transaction documents that are described in the Offering Documents shall not be considered investment advice or a recommendation to purchase the Offered Shares.

(n)           The Investor confirms that the Issuer has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Offered Shares or (B) made any representation to the Investor regarding the legality of an investment in the Offered Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Offered Shares, the Investor is not relying on the advice or recommendations of the Issuer and the Investor has made its own independent decision that the investment in the Offered Shares is suitable and appropriate for the Investor.

(o)           The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of an investment in the Offered Shares. With the assistance of the Investor's own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Offered Shares and the consequences of this Subscription Agreement. The Investor has considered the suitability of the Offered Shares as an investment in light of its own circumstances and financial condition and the Investor is able to bear the risks associated with an investment in the Offered Shares.

(p)           The Investor is aware of its investment limitations based on Investor’s annual net income and net worth and is compliant with such limitations based on the Total Purchase Price. The Investor hereby represents and warrants that they meet the qualifications to purchase the Offered Shares determined pursuant to Rule 501 of Regulation D because (please mark one):

☐	I am a natural person, and the aggregate purchase price for the Offered Shares I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐	I am a non-natural person, and the aggregate purchase price for the Offered Shares I am purchasing in the Offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

☐	I am an accredited investor as defined in Rule 501 of Regulation D.

(q)           The Investor is acquiring the Offered Shares solely for the Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Offered Shares. The Investor understands that the Offered Shares have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Investor and of the other representations made by the Investor in this Subscription Agreement. The Investor understands that the Issuer is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(r)            The Investor agrees: (A) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Offered Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Offered Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; and (B) that the Issuer and its affiliates shall not be required to give effect to any purported transfer of such Offered Shares except upon compliance with the foregoing restrictions and any restrictions set forth in the Offering Documents.

8.             Conditions to Obligations of the Investor and the Issuer. The obligations of the Investor to purchase and pay for the Offered Shares specified on the signature page and of the Issuer to sell the Offered Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Issuer contained in Section 6 hereof and of the Investor contained in Section 7 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

9.             Obligations Irrevocable. The obligations of the Investor shall be irrevocable except with the consent of the Issuer, until the consummation or termination of the Offering.

10.           Waiver, Amendment. Once this Subscription Agreement has been accepted by both parties, neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.           Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Issuer or the Investor without the prior written consent of the other party.

12.           Waiver of Jury Trial. THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

13.           Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Offered Shares by the Investor (“Proceedings”), the Investor irrevocably submits to the jurisdiction of the federal or state chancery courts located in the County of Salt Lake, Salt Lake City, Utah, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

14.           Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15.           Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

16.           Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17.           Notices. All notices and other communications provided for herein shall be by email and shall be deemed to have been duly given on the day on which the receiver received such email if sent prior to 5:00 PM in the receiver’s time and on the following business day if sent after 5:00 PM.

18.           Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

19.           Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Issuer and the Closing, (ii) changes in the transactions, documents and instruments described in the Offering Documents which are not material or which are to the benefit of the Investor and (iii) the death or disability of the Investor.

[SIGNATURE PAGE FOLLOWS]

By making the foregoing representations in this subscription agreement you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Issuer will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement on:

Month	Day	Year

INVESTOR:

By:
Signature

Name:
Print

State or Territory, and Country of Domicile:

Address of Investor:

Aggregate Subscription Amount: USD$

The offer to purchase Offered Shares as set forth above is confirmed and accepted by the Issuer as to ___________________ shares of Class C Common Stock.

Date:

By:
Signature

Name:
Print